Exhibit 99.4




CONSOLIDATED FINANCIAL STATEMENTS
ARCap Investors, L.L.C. and Subsidiaries
Six-Month Periods ended June 30, 2006 and June 30, 2005

                    ARCap Investors, L.L.C. and Subsidiaries

                        Consolidated Financial Statements


             Six-Month Periods ended June 30, 2006 and June 30, 2005




                                    Contents

Consolidated Financial Statements (Unaudited)

Consolidated Balance Sheet (Unaudited)........................................1
Consolidated Statements of Operations (Unaudited).............................2
Consolidated Statement of Members' Equity (Unaudited).........................3
Consolidated Statements of Cash Flows (Unaudited).............................4
Notes to Consolidated Financial Statements (Unaudited)........................6

                    ARCap Investors, L.L.C. and Subsidiaries

                     Consolidated Balance Sheet (Unaudited)

                                  June 30, 2006


Assets
Investment CMBS securities - available-for-sale, net (Note 3)             $   573,370,078
Resecuritization certificates - available-for-sale, net (Note 3)              695,938,240
Cash and cash equivalents                                                      79,142,143
Notes receivable (Note 4)                                                      61,612,706
Accrued interest receivable                                                    13,979,377
Deferred borrowing costs, net (Notes 6 and 7)                                  11,293,575
Restricted cash - swaps (Notes 5 and 6)                                         2,582,490
 Investment in unconsolidated subsidiary (Note 13)                                361,209
CDO swap asset (Note 6)                                                         5,653,873
Other assets                                                                    4,586,088
Notes receivable - employees (Note 14)                                          2,405,552
Accrued income taxes receivable (Note 8)                                        1,339,252
 Interest rate swaps, net (Note 5)                                                523,267
 Due from affiliate                                                               195,103
                                                                         ------------------
Total assets                                                              $ 1,452,982,953
                                                                         ==================

Liabilities and Members' Equity
Liabilities:
   Long-term debt (Note 6)                                                $   687,766,908
   Repurchase agreements (Note 7)                                             157,643,772
   Deferred compensation (Note 15)                                             39,500,070
   Accrued expenses                                                             6,633,420
   Deferred revenue                                                               412,500
   Accrued interest payable                                                     3,511,090
                                                                         ------------------
Total liabilities                                                             895,467,760

Commitments and contingencies

Minority interest in consolidated entities                                    325,613,819
Members' equity (Note 12)                                                     231,901,374
                                                                         ------------------
Total liabilities and members' equity                                     $ 1,452,982,953
                                                                         ==================

See accompanying notes.

                    ARCap Investors, L.L.C. and Subsidiaries

                Consolidated Statements of Operations (Unaudited)



                                                                        Six-Month          Six-Month
                                                                       Period ended       Period ended
                                                                      June 30, 2006      June 30, 2005
                                                                   ----------------------------------------
Revenues:
   Interest income - CMBS                                            $     58,135,809   $     53,026,777
   Interest income - notes receivable                                       2,079,542            205,965
   Interest income - other                                                  3,663,909          1,226,102
   Fee income                                                               6,380,341          6,609,253
   Other income                                                               324,210            349,855
   Equity in earnings of unconsolidated subsidiary                             30,006                  -
                                                                   ----------------------------------------
                                                                           70,613,817         61,417,952

Expenses:
   Interest - long-term debt and repurchase agreements                     22,637,267         13,077,437
   Interest - borrowed investment securities and related
     interest rate swaps, net                                                  29,004            185,010
   Salaries and employee benefits                                          11,733,025          4,824,239
   General and administrative                                               3,500,945          2,303,130
   Provision for income taxes                                                 (97,389)         1,018,557
                                                                   ----------------------------------------
                                                                           37,802,852         21,408,373
                                                                   ----------------------------------------
Net margin on CMBS and other income                                        32,810,965         40,009,579

Other revenue (expense):
   Accretion of purchase discounts                                         (1,758,551)        (1,788,623)
   Gain (loss) on investment securities, net (Note 10)                    118,070,570        (15,050,638)
   Deferred compensation expense (Note 15)                                (20,442,912)          (991,865)
   Loss on early extinguishment of debt (Note 9)                             (410,022)                 -
   Gain on liquidation of investment security (Note 4)                              -          3,818,548
                                                                   ----------------------------------------
                                                                           95,459,085        (14,012,578)
                                                                   ----------------------------------------

Income before minority interest                                           128,270,050         25,997,001
Minority interest                                                        (107,413,785)       (14,042,421)
                                                                   ----------------------------------------
Net income                                                                 20,856,265         11,954,580

Other comprehensive income (loss): (Note 12)
   Unrealized gain on available-for-sale securities,
     net of minority interest expense (income)  of $(1,108,348)
     and $6,830,533 for the six-month periods ended June 30, 2006
     and June 30, 2005, respectively                                       28,946,846          1,605,806
   Unrealized gain on swap liability, net of minority interest expense  (income) of $ 2,636,391 and $(3,074,877) for the
     six-month periods ended June 30, 2006 and June 30, 2005,
     respectively                                                             107,706           (125,619)
   Amortization of realized gain (loss) on hedging instrument -
     swaps, net of minority interest income of $38,314 and
     $151,894 for the six-month periods ended June 30, 2006 and
     June 30, 2005, respectively                                              (38,001)           (44,695)
                                                                   ----------------------------------------
                                                                           29,016,551          1,435,492
                                                                   ----------------------------------------

Comprehensive income                                                 $     49,872,816   $     13,390,072
                                                                   ========================================

See accompanying notes.

                    ARCap Investors, L.L.C. and Subsidiaries

              Consolidated Statement of Members' Equity (Unaudited)


                                                                      Series A
                                                Common               Preferred
                                                Members                Members                Total
                                         ------------------------------------------------------------------

Balance at January 1, 2006                 $     171,233,085    $       30,875,426    $      202,108,511
   Distributions                                 (18,665,179)           (1,414,774)          (20,079,953)
   Net income                                     18,611,945             2,244,320            20,856,265
   Other comprehensive income                     25,501,504             3,515,047            29,016,551
   Conversion of members' equity                   3,290,652            (3,290,652)                    -
                                         ------------------------------------------------------------------
Balance at June 30, 2006                   $     199,972,007    $       31,929,367    $      231,901,374
                                         ==================================================================


See accompanying notes.

                    ARCap Investors, L.L.C. and Subsidiaries

                Consolidated Statements of Cash Flows (Unaudited)


                                                                                          Six-Month             Six-Month
                                                                                         Period ended          Period ended
                                                                                        June 30, 2006         June 30, 2005
                                                                                    ---------------------------------------------
Operating Activities
Net income                                                                             $      20,856,265     $     11,954,580
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Gain (loss) on investment securities, net                                              (118,070,570)          15,050,638
     Gain on liquidation of investment security                                                        -           (3,818,548)
     Accretion of purchase discounts                                                           1,758,551            1,788,623
     Deferred compensation expense not paid                                                   11,372,016              991,865
     Amortization of deferred borrowing costs                                                  1,082,048              728,091
     Loss on early extinguishment of debt                                                        410,022                    -
     Amortization of premium on debt issuance                                                     (6,986)                   -
     Amortization of realized gain (loss) on hedging instrument - swaps in
       other comprehensive income                                                                (76,314)            (196,589)
     Equity in earnings of unconsolidated subsidiary                                             (30,006)                   -
     Minority interest                                                                       107,413,785           14,042,421
     Changes in operating assets and liabilities:
       Investment CMBS securities - trading                                                  104,116,670                    -
       Accrued interest receivable                                                            (2,003,780)            (783,250)
       Restricted cash - swaps                                                                   951,114           (5,062,480)
       Other assets                                                                              154,761               93,782
       Notes receivable - employees                                                              (68,304)            (413,489)
       Accrued income taxes payable (receivable)                                              (4,479,671)           1,018,527
       Borrowed investment securities and related Interest rate swaps, net                       235,567              444,492
       Due from affiliate                                                                       (195,103)                   -
       Accrued expenses                                                                        3,963,213             (779,854)
       Deferred revenue                                                                          412,500                    -
       Accrued interest payable                                                                1,611,147              149,853
                                                                                    ---------------------------------------------
Net cash provided by operating activities                                                    129,406,925           35,208,662

Investing Activities
Proceeds from resecuritization of investment securities - available-for-sale, net
   of purchases                                                                               21,620,873                    -
Purchases of investment securities and resecuritization certificates - available-
   for-sale, net                                                                             (83,241,089)        (110,165,323)
Investment in unconsolidated subsidiary                                                         (331,203)                   -
Proceeds from realized gain on swaps                                                             224,500                    -
Proceeds from liquidation of investment securities                                                     -           17,094,498
Funding of notes receivable, net                                                             (42,207,389)         (10,996,175)
                                                                                    ---------------------------------------------
Net cash used in investing activities                                                       (103,934,308)        (104,067,000)

Financing Activities
Proceeds from issuance of long-term debt                                                     331,973,894                    -
Proceeds from (payments of) repurchase agreements                                            (24,392,322)          53,074,085
Distributions to members                                                                     (20,079,953)         (14,355,260)
Capital contributions from (returns of capital to) minority interest holders, net           (163,183,255)          44,578,845
Operating distributions to minority interest holders                                         (81,098,939)         (16,010,289)
Payments for deferred borrowing costs                                                         (5,942,373)             (23,989)
Payments for early extinguishment of debt                                                       (317,088)                   -
                                                                                    ---------------------------------------------
Net cash provided by  financing activities                                                    36,959,964           67,263,392
                                                                                    ---------------------------------------------

Net change in cash and cash equivalents                                                $      62,432,581     $     (1,594,946)
Cash and cash equivalents at beginning of period                                              16,709,562           13,082,610
                                                                                    ---------------------------------------------
Cash and cash equivalents at end of period                                             $      79,142,143     $     11,487,664
                                                                                    =============================================

                    ARCap Investors, L.L.C. and Subsidiaries

                                                                                         Six-Month             Six-Month
                                                                                        Period ended          Period ended
                                                                                       June 30, 2006         June 30, 2005
                                                                                   ---------------------------------------------

Supplemental Disclosure of Cash Flow Information
Cash payments for interest on long-term debt
   and repurchase agreements                                                          $      20,346,020     $     12,535,606
                                                                                   =============================================

Cash payments for income taxes                                                        $       4,598,686     $              -
                                                                                   =============================================

Supplemental Disclosure of Noncash Investing and Financing
   Activities
Investment securities exchanged for the following:
   Resecuritization certificates                                                      $     540,799,354     $              -
                                                                                   =============================================
   Other assets                                                                       $       1,114,713     $              -
                                                                                   =============================================
 Interest receivable exchanged for resecuritization certificates                      $         389,652     $              -
                                                                                   =============================================

See accompanying notes.

                    ARCap Investors, L.L.C. and Subsidiaries

             Notes to Consolidated Financial Statements (Unaudited)

                                 June 30, 2006

1. Organization and Significant Accounting and Reporting Policies

Organization

ARCap Investors, L.L.C. (the Company) was incorporated in January 1999 and commenced operations on March 17, 1999. The Company was organized to invest primarily in subordinate commercial mortgage-backed securities (CMBS).

Principles of Consolidation

The consolidated financial statements include the accounts of:

     -   The Company.

     -   ARCap REIT,  Inc.  (ARCap  REIT),  a  majority-owned  subsidiary of the
         Company.

     - ARCap High Yield CMBS Fund, L.L.C. (the High Yield Fund), of which ARCap REIT owns an approximate 23% controlling interest. The High Yield Fund owns approximately 60% of ARCap CMBS Fund REIT, Inc. (the Fund
         REIT). ARCap 2003-1 Resecuritization, Inc. (2003-1 Resecuritization), a wholly owned subsidiary of the Fund REIT, owns all of the equity interest in ARCap 2003-1 Resecuritization Trust (the 2003-1 Trust). ARCap 2004-1 Resecuritization, Inc. (2004-1 Resecuritization), a wholly owned subsidiary of the Fund REIT, owns all of the equity interest in ARCap 2004-1 Resecuritization Trust (the 2004-1 Trust).

     - ARCap Diversified Risk CMBS Fund, L.L.C. (the Diversified Risk Fund), of which ARCap REIT owns an approximate 1% controlling interest. The Diversified Risk Fund owns approximately 40% of the Fund REIT.

     - ARCap Servicing, Inc., a taxable REIT subsidiary which is wholly owned by ARCap REIT.

     - ARCap 2004-RR3 Resecuritization, Inc. (2004-RR3) which is a wholly owned subsidiary of ARCap REIT.

     - ARCap 2005-RR5 Resecuritization, Inc. (2005-RR5) which is a wholly owned subsidiary of ARCap REIT.

                    ARCap Investors, L.L.C. and Subsidiaries

1. Organization and Significant Accounting and Reporting Policies (continued)

     - ARCap Fund Management, L.L.C. (AFM), of which ARCap REIT owns an approximate 78.5% controlling interest. AFM owns a 5% controlling interest in and consolidates ARCap High Yield CMBS Fund II, L.L.C. (the High Yield Fund II), which, in turn, owns approximately 51% of the equity interest in and consolidates ARCap CMBS Fund II REIT, Inc. (the Fund II REIT). ARCap 2005-1 Resecuritization, Inc. (2005-1 Resecuritization), a wholly owned subsidiary of the Fund II REIT, owns all of the equity interest in ARCap 2005-1 Resecuritization Trust (the 2005-1 Trust). AFM also owns a 5% controlling interest in and consolidates ARCap Diversified Risk CMBS Fund II, L.L.C. (the Diversified Risk Fund II), which owns approximately 49% of the Fund II REIT.

     - ARCap Finance Corporation (AFC), a qualified REIT subsidiary which is wholly owned by ARCap REIT.

     - ARCap 2006-RR7 Resecuritization, Inc. (2006-RR7) which is a wholly owned subsidiary of the Fund REIT.

Minority interests primarily represent outside members' approximate 77% ownership in the High Yield Fund, outside members' approximate 99% ownership in the Diversified Risk Fund, outside members' 95% ownership in both the High Yield Fund II and the Diversified Risk Fund II, $109,000 of 12.5% preferred stock issued by Fund II REIT, and ARCap Fund Investments, L.L.C.'s (AFI) approximate 21.5% ownership in AFM. The Company has consolidated the High Yield Fund, Diversified Risk Fund, and AFM as it exercises control (as the Managing Member of both funds and AFM in accordance with the terms of the respective LLC agreements) over the operations of these entities. The Company records minority interest expense (income) that reflects the portion of the earnings (losses) of the operations which is applicable to the minority interest members. As the Managing Member of both the High Yield Fund and the Diversified Risk Fund, ARCap REIT is entitled to a 20% promote allocation in the event the funds achieve a specified investment return. Similarly, as the Managing Member of both the High Yield Fund II and the Diversified Risk Fund II, AFM is entitled to a 20% promote allocation in the event those funds achieve a specified investment return. Accordingly, minority interest expense may not equal the earnings of each of the Funds times the respective outside members' ownership percentages.

                    ARCap Investors, L.L.C. and Subsidiaries

1. Organization and Significant Accounting and Reporting Policies (continued)

Separate books of accounts are maintained for ARCap REIT, the High Yield Fund, the Fund REIT, 2003-1 Resecuritization, the 2003-1 Trust, 2004-1 Resecuritization, the 2004-1 Trust, the Diversified Risk Fund, ARCap Servicing, Inc., 2004-RR3, 2005-RR5, AFM, the High Yield Fund II, the Fund II REIT, 2005-1 Rescuritization, the 2005-1 Trust, the Diversified Risk Fund II, AFI, AFC and 2006-RR7 and are reflected in the accompanying consolidated financial statements of the Company. All material intercompany transactions and account balances have been eliminated in consolidation.

Investment in ARCap Real Estate Special Situations Mortgage Fund, L.L.C.

ARCap REIT owns approximately 5% of ARCap Real Estate Special Situations Mortgage Fund, L.L.C. (ARESS), which commenced operations on May 10, 2006. ARCap REIT accounts for this investment on the equity method of accounting due to its ability to exercise influence over the operations of ARESS.

Variable Interest Entities

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised version of FASB Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46R). FIN 46R addresses the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. An entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities, or are not exposed to the entity's losses or entitled to its residual returns (variable interest entities or VIEs). Variable interest entities within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, of its expected returns, or both.

As of June 30, 2006, the Company had invested approximately $584,728,000 in 25 CMBS securitizations, which were acquired during the period from 1999 to June 30, 2006. The aggregate collateral balance of these securitizations at formation totaled approximately $34,568,510,000. The Company's ownership of the subordinate classes of CMBS from an issuer gives it the right to control the foreclosure/workout process on the underlying loans. FIN 46R provides certain scope exceptions, one of which provides that

                    ARCap Investors, L.L.C. and Subsidiaries

1. Organization and Significant Accounting and Reporting Policies (continued)

an enterprise that holds a variable interest in a qualifying special-purpose entity (QSPE) does not consolidate that entity unless that enterprise has the unilateral ability to cause the entity to liquidate. SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, provides the requirements for an entity to be considered a QSPE. To maintain the QSPE exception, the trust must continue to meet the QSPE criteria both initially and in subsequent periods. A trust's QSPE status can be impacted in future periods by activities of its transferor(s) or other involved parties, including the manner in which certain servicing activities are performed. To the extent its CMBS investments have been issued by a trust that meets the requirements to be considered a QSPE, the Company records the investments at the purchase price paid. To the extent the underlying trusts are not QSPEs, the Company follows the guidance set forth in FIN 46R as the trusts would be considered VIEs.

The Company has analyzed the governing pooling and servicing agreements for each of its subordinate class CMBS and believes that the terms are industry standard and are consistent with the QSPE criteria. However, given uncertainty with respect to QSPE treatment due to ongoing review by the accounting profession (including the FASB's project to amend SFAS 140), possible actions by various parties involved with QSPEs, as discussed above, as well as varying and evolving interpretations of the QSPE criteria under SFAS 140, the Company has also analyzed the investments as if the trusts are not qualifying. Using the methodologies permitted under FIN 46R to compute expected losses and expected residual returns, the Company has concluded that it would not be the primary beneficiary of any of the underlying trusts.

Investment Securities

The Company's investment security transactions are recorded on the trade date for existing securities and the settlement date for to-be-issued securities.

CMBS and resecuritization certificates classified as available-for-sale are securities that the Company considers for possible sales or other dispositions prior to the maturity of the securities. Available-for-sale securities are carried at their estimated fair value with unrealized gains and losses reported in other comprehensive income (loss) as a separate component of members' equity. The Company evaluates unrealized losses on its available-for-sale securities to determine if such declines in fair value are other than temporary. In the event a decline in the fair value of an available-for-sale security is deemed other than temporary, the decline in fair value would be recorded as an

                    ARCap Investors, L.L.C. and Subsidiaries

1. Organization and Significant Accounting and Reporting Policies (continued)

impairment to the security and charged through earnings rather than as a component of other comprehensive income (loss). For the six-month periods ended June 30, 2006 and June 30, 2005, $0 and $5,939,000, respectively, of "other than temporary" impairments were recognized.

The Company's CMBS that were designated as trading assets represented securities the Company was holding for possible sales or other dispositions in the near term. Such securities were carried at their estimated fair value, with unrealized gains or losses included in earnings.

The fair value of the Company's portfolio of CMBS and resecuritization certificates is generally estimated by management based on market prices provided by certain dealers who make a market in these financial instruments. The market for the Company's CMBS and resecuritization certificates may lack liquidity and have limited market volume. Accordingly, the fair values reported reflect estimates and may not necessarily be indicative of the amounts that the Company could realize in a current market exchange.

The yield to maturity on the Company's CMBS and resecuritization certificates depends on, among other things, the rate and timing of principal payments, the pass-through rate, and interest rate fluctuations. The subordinate CMBS interests and resecuritization certificates owned by the Company provide credit support to the more senior interests of the related commercial securitization. Cash flow from the mortgages underlying the CMBS interests and resecuritization certificates generally is allocated first to the senior interests, with the most senior interest having a priority entitlement to cash flow. Remaining cash flow is allocated generally among the other CMBS interests and resecuritization certificates in order of their relative seniority. To the extent that there are defaults and unrecoverable losses on the underlying mortgages that result in reduced cash flows, the most subordinate CMBS interest and resecuritization certificate will bear this loss first. To the extent that there are losses in excess of the most subordinate interest's or certificate's stated entitlement to principal and interest, then the remaining CMBS interests and resecuritization certificates will bear such losses in order of their relative subordination.

Revenue Recognition

Interest income and servicing fees are recognized as earned. Accretion of discounts is computed using the effective-interest method over the expected life of the securities based on management's estimates regarding the timing and amount of cash flows from

                    ARCap Investors, L.L.C. and Subsidiaries

1. Organization and Significant Accounting and Reporting Policies (continued)

the underlying collateral. The timing and amount of actual cash flows may differ from these estimates.

Deferred Revenue

AFC's loan commitment fees are recorded as deferred revenue and netted with direct costs associated with closing the related loan and are recognized to interest income using the effective-interest method over the life of the related loan, in accordance with Statement of Financial Accounting Standards No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loan and Initial Direct Costs of Leases.

Derivative Financial Instruments

Derivative financial instruments are utilized by the Company to reduce interest rate risk. The Company utilizes interest rate swaps as a means of hedging the potential financial statement impact of changes in the fair value of its portfolio of CMBS due to changes in interest rates and as a cash flow hedge to mitigate the risk of changes in the interest related cash outflows on the Company's long term debt issuances. Risks in these contracts arise from the movements in interest rates and from the possible inability of counterparties to meet the terms of their contracts. The Company carries its financial instruments at fair value. If the cash flow hedge qualifies for "hedge accounting" under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), the unrealized gain or loss is included in other comprehensive income (loss). Otherwise, the change in the value of the hedge is included in earnings. For derivative financial instruments which otherwise qualify for hedge accounting, any gains or losses representing the amount of the hedge's ineffectiveness are appropriately included in earnings.

Resale and Repurchase Agreements

Transactions involving purchases of securities under agreements to resell (reverse repurchase agreements or reverse repos) or sales of securities under agreements to repurchase (repurchase agreements or repos) are accounted for as collateralized financings, except where the Company does not have an agreement to sell (or purchase) the same or substantially the same securities before maturity at a fixed or determinable price.

                    ARCap Investors, L.L.C. and Subsidiaries

1. Organization and Significant Accounting and Reporting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities when purchased of three months or less.

Restricted Cash - Swaps

Restricted cash represents amounts required to be pledged under swap contracts (see Notes 5 and 6).

Deferred Borrowing Costs

Deferred borrowing costs represent costs incurred in connection with the issuance of long-term debt. Such amounts are amortized to interest expense using the effective-interest method over the term of the related debt (see Notes 6 and 7).

Income Taxes

The Company has elected to be taxed as a partnership, whereby all income is taxed at the member level. ARCap REIT has elected to be taxed as a real estate investment trust for federal income tax purposes. ARCap Servicing, Inc. is a taxable REIT subsidiary and its income is subject to applicable federal and state income taxes. AFC is a qualified REIT subsidiary and is consolidated with ARCap REIT for federal income tax purposes.

Use of Estimates

The  preparation  of  consolidated   financial  statements  in  conformity  with
accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of certain assets, liabilities, revenues, and expenses. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The estimated fair value amounts herein have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of

                    ARCap Investors, L.L.C. and Subsidiaries

1. Organization and Significant Accounting and Reporting Policies (continued)

different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

The Company's CMBS and resecuritization certificates and interest rate swap agreements are carried at their estimated fair values. The Company's management believes that the fair values of its cash and cash equivalents, restricted cash, notes receivable and variable rate repurchase agreements approximate their carrying values due to the nature of the instruments or the fact that their terms approximate current market terms.

The fair value of the Company's fixed rate long-term debt was comprised of the following at June 30, 2006:

                       Debt                   Face          Fair Value
         ----------------------------------------------------------------

         2003-1 CDO (see Note 6)       $  220,800,000    $  225,425,000
         2004-1 CDO (see Note 6)          203,000,000       200,838,000
         2005-1 CDO (see Note 6)          262,600,000       252,257,000

Fair value was estimated using a discounted cash flow analysis based on an interest rate of 6.50% for the collateralized debt obligations (CDO), which management believes is currently available for the issuance of similarly rated debt.

2. Members' Equity

The Limited Liability Company Agreement (LLC Agreement) establishes two classes of membership: Series A Preferred members and Common members.

Cash flows are distributed in the following order of priority:

     - To the Series A Preferred members in an amount equal to the accrued and unpaid Preferred Distributions (12% per annum of the $25.00 price per Unit).

     - To the Common members in an amount equal to the amount determined by the Board of Managers, provided that if the amount distributable to the Common members shall exceed a cumulative annual return on the Common Units of 12% per annum, the Board of Managers shall notify the Series A Preferred members 30 days in advance of the record date for distribution of Cash Flow.

                    ARCap Investors, L.L.C. and Subsidiaries

2. Members' Equity (continued)


     - To the extent that any remaining Cash Flow received during such tax period is not includable in the income of the Company, to members that have been allocated Net Profits in excess of amounts actually distributed to such members, in proportion to such amounts.

Net Profits of the Company are allocated as follows:

     - To the Series A Preferred members to the extent of amounts distributed or distributable to them in such taxable year.

     - To the Series A Preferred members to the extent Net Losses previously allocated to such members exceed undistributed Net Profits previously allocated to them.

     - To the Common members to the extent of amounts distributed or distributable to them in such taxable year.

     - To the Common members to the extent Net Losses previously allocated to such members exceed undistributed Net Profits previously allocated to them.

     -   To the members in proportion to their Percentage Interests.

Net Losses of the Company are allocated as follows:

     - To the members in an amount equal to undistributed Net Profits allocated to such members.

     -   To the Common members pro rata to the extent of their Capital Accounts.

     - To the Series A Preferred members pro rata to the extent of their Capital Accounts.

Series A Preferred Units

Series A Preferred Units are convertible into Common Units at the Conversion Price in effect on the Conversion Date. On June 15, 2006, 108,441 Series A Preferred Units were converted to Common units.

                    ARCap Investors, L.L.C. and Subsidiaries

2. Members' Equity (continued)

In addition, upon either a change in control or sale or transfer of all or substantially all of the assets of the Company, Series A Preferred Units may, at the holder's option, be redeemed at $25.00 per unit, plus accrued and unpaid Preferred Distributions.

At June 30, 2006, there were a total of 834,741 Series A Preferred Units and 6,056,007 Common Units issued and outstanding.

The LLC Agreement contains certain restrictive covenants regarding the amount of variable rate debt, total debt, and certain financial ratios. Failure to meet the covenants in successive quarters can result in the Chief Executive Officer and President being removed from the Board of Managers until such time as the covenants are cured for successive quarters. Management believes that the Company has not violated the covenants in successive quarters.

3. Investment Securities

The Company's available-for-sale CMBS securities are carried at estimated fair value and were comprised of the following at June 30, 2006:

                           Face       Accreted Cost      Fair Value   Percentage
                     -----------------------------------------------------------
Subordinate CMBS:
   Security rating:
     BBB-             $  106,723,000  $  100,317,759  $    95,879,815   16.72%
     BB+                 104,059,000      87,769,525       84,955,988   14.82%
     BB                  125,368,000     102,606,369       99,221,590   17.30%
     BB-                 125,823,000      87,505,637       85,205,970   14.86%
     B+                   63,036,000      38,662,117       38,369,130    6.69%
     B                    64,306,000      35,976,418       36,019,313    6.28%
     B-                   82,145,000      37,410,750       39,101,626    6.82%
     NR                  304,931,332      88,505,523       94,616,646   16.51%
                     -----------------------------------------------------------
                      $  976,391,332  $  578,754,098  $   573,370,078  100.00%
                     ===========================================================

                    ARCap Investors, L.L.C. and Subsidiaries

3. Investment Securities (continued)

The Company's resecuritization certificates are carried at estimated fair value and were comprised of the following at June 30, 2006:


                                   Face         Accreted Cost    Fair Value  Percentage
                           --------------------------------------------------------------
Subordinate
   Resecuritization Certificates:
     Security rating:
       AAA (IO)             $              -  $   18,589,833  $    23,202,139   3.33%
       AAA                       138,050,000     108,388,634      130,971,030  18.82%
       AA                         66,600,000      57,236,467       63,956,496   9.19%
       A                          47,000,000      40,798,597       45,444,561   6.53%
       A-                         23,900,000      21,220,820       23,592,148   3.39%
       BBB+                       79,336,000      65,079,145       75,942,289  10.91%
       BBB                        70,540,000      56,479,367       61,556,494   8.85%
       BBB-                      119,183,000     100,454,118      111,157,214  15.97%
       BB+                       112,568,000      60,104,696       72,402,758  10.40%
       BB                         20,659,000       6,897,927       10,276,436   1.48%
       BB-                        23,792,000       6,544,386       10,335,754   1.49%
       B+                         34,346,000       8,696,427       12,148,728   1.75%
       B                          22,834,000       3,629,093        5,368,816   0.77%
       B-                         23,793,000       3,015,995        4,572,583   0.66%
       NR (IO)                             -       5,823,158       28,244,720   4.06%
       NR                        281,023,694      16,672,163       16,766,074   2.40%
                           --------------------------------------------------------------
                            $  1,063,624,694  $  579,630,826  $   695,938,240 100.00%
                           ==============================================================

At June 30, 2006, the AAA interest-only certificate had a notional amount of $545,431,371 and the NR interest-only certificates had a combined notional amount of $1,599,936,178.

                    ARCap Investors, L.L.C. and Subsidiaries

3. Investment Securities (continued)

At June 30, 2006, the accumulated accretion of purchase discounts was comprised of the following:
                                                            Accumulated
                                                             Accretion
                                                      -------------------------

         Available-for-sale                              $      (520,000)
          Resecuritization certificates                       (8,771,000)

The gross cumulative unrealized gains and losses on the Company's available-for-sale investment securities were approximately $11,997,000 and $(17,382,000), respectively, at June 30, 2006, for total accumulated other comprehensive loss on available-for-sale securities of approximately $(5,385,000). The gross cumulative unrealized gains and losses on the Company's resecuritization certificates were approximately $117,850,000 and $(1,543,000), respectively, at June 30, 2006, for total accumulated other comprehensive income on resecuritization certificates of approximately $116,307,000. The accumulated other comprehensive income is net of approximately $30,237,000 of additional unrealized gains which are reflected in consolidation.

The combined cumulative unrealized losses of approximately $18,925,000 on available-for-sale securities and resecuritization certificates at June 30, 2006 related to 103 investment securities and resecuritization certificates, with a fair value of approximately $470,234,000, which have been in an unrealized loss position for less than twelve months.

Changes in fair value are impacted by changes in benchmark interest rates, as well as spread changes. Spread changes can be attributable to either sector movements or changes in the credit quality of the underlying collateral. Management believes there are no material changes in the credit quality of the underlying collateral which impacted the remaining cumulative unrealized losses to date, and the Company has the intent and ability to hold these investments until maturity or until the fair value recovers above accreted cost.

                    ARCap Investors, L.L.C. and Subsidiaries

4. Notes Receivable

The Company's notes receivable are carried at estimated fair value and were comprised of the following at June 30, 2006:


             Name                Loan Amount      Stated Interest Rate    Maturity Date
----------------------------------------------------------------------------------------------

Novare Avenue                   $   10,700,000           13.000%                 May 2010
Novare Twelve
  Centennial Park                    2,264,838       PRIME + 3.125%        September 2010
Shutters/Casa del Mar               29,856,000      1M LIBOR + 2.250%          March 2008
Hines Las Colinas Land               7,361,640      1M LIBOR + 6.380%          March 2009
199 Elm Street                       4,192,021           5.830%                March 2016
Ocean Plaza                          2,905,004           7.250%            September 2006
Palmdale Parkway
   Shopping Center                   2,900,076           9.500%            September 2006
Bundy Apartments                     1,433,127           5.625%                 June 2021
                               -----------------
                                $   61,612,706
                               =================

In April 2005, the High Yield Fund II exercised its right to liquidate the CMAC 1996-C2 securitization trust and acquired the remaining five loans in the trust. The transaction resulted in the payoff of the full face value of the underlying bond. In connection with the payoff, the High Yield Fund II recognized a gain of approximately $3,819,000, which has been included in earnings for the six-months ended June 30, 2005, equal to the difference between the bond purchase price and the face value collected on the bond.

To determine estimated allowances for loan losses, management evaluates the loan aging and performs quarterly reviews of historical financial information and property data on the underlying assets of the loans. At June 30, 2006, all scheduled payments of principal and interest are current, and management believes the remaining loan balances are fully collectible.

5. Borrowed Investment Securities and Related Interest Rate Swaps, Net

In April 2006, the Diversified Risk Fund repurchased $7,026,000 in face of "short" U.S. Treasury securities. The Diversified Risk Fund realized a gain of approximately $108,000 in connection with the transaction, of which approximately $197,000 was attributable to current year earnings. As of June 30, 2006 there were no remaining borrowed investment securities outstanding.

                    ARCap Investors, L.L.C. and Subsidiaries

5.  Borrowed  Investment   Securities  and  Related  Interest  Rate  Swaps,  Net
(continued)

In February 2006, AFC entered into a forward-starting swap with Bear Stearns Capital Markets Inc. to mitigate the risk of interest-rate fluctuations. The 5.1475% fixed rate swap has a notional amount of $3,914,000 and matures on March 1, 2016. At June 30, 2006, approximately $155,000 of restricted cash serves as collateral against the swap. During the six-month period ended June 30, 2006, the swap had an unrealized gain of approximately $162,000, which has been included in earnings.

In September 2004, the Company entered into a forward-starting swap with Bear Stearns Capital Markets to mitigate the risk of interest-rate fluctuations. The 5.27% fixed rate swap, which has reached its effective rate, has a notional amount of $10,720,000 and matures April 1, 2016. At June 30, 2006, approximately $62,000 of restricted cash serves as collateral against the swap. During the six-month periods ended June 30, 2006 and June 30, 2005, the swap had an unrealized gain (loss) of approximately $638,000 and $(450,000), respectively, which has been included in earnings. Accrued interest payable at June 30, 2006, was approximately $1,000.

6. Long-Term Debt

The Diversified Risk Fund II has entered into amortizing forward-starting swap agreements to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund II REIT's next contemplated long-term debt issuance. At June 30, 2006, the Diversified Risk Fund II had swaps outstanding with a combined notional balance of $130,690,000, a maturity date of January 1, 2017, and interest rates ranging from 4.913% to 5.747%. The Diversified Risk Fund II swaps do not qualify for hedge accounting in accordance with SFAS No. 133. Accordingly, its unrealized gain of approximately $3,370,000 has been included in earnings for the six-month period ended June 30, 2006. At June 30, 2006, the swaps had a cumulative unrealized gain since inception of approximately $3,113,000. For the six-month period ended June 30, 2005, the Diversified Risk Fund II had a loss of $3,755,000 which had been included in earnings for its swaps.

The High Yield Fund II has entered into amortizing forward-starting swap agreements as a cash flow hedge to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund II REIT's next contemplated long-term debt issuance.

At June 30, 2006, the High Yield Fund II had swaps outstanding with a notional balance of $114,210,000, a maturity of January 1, 2017, and interest rates ranging from 4.913% to

                    ARCap Investors, L.L.C. and Subsidiaries

6. Long-Term Debt (continued)

5.747%. The High Yield Fund II swaps qualify for hedge accounting in accordance with SFAS No. 133. Accordingly, its unrealized gain of approximately $2,744,000 is included in other comprehensive income (loss) for the six-month period ending June 30, 2006. No portion of the gain was attributable to the hedge's ineffectiveness during the six-month period ended June 30, 2006. At June 30, 2006, the swaps had a cumulative unrealized gain since inception of approximately $2,541,000. For the six-month period ended June 30, 2005, the High Yield Fund II had a loss of $3,200,000 which had been included in other comprehensive income (loss) for its swaps. No portion of the loss was attributable to the hedge's ineffectiveness during the six-month period ended June 30, 2005.

At June 30, 2006, approximately $2,365,000 of restricted cash served as collateral against the High Yield Fund II and the Diversified Risk Fund II swaps. In connection with these swaps, the Fund II REIT has guaranteed the High Yield Fund II's and the Diversified Risk Fund II's performance under their swap agreements with Morgan Stanley Mortgage Capital Inc. (MSMC).

In June 2006, the Diversified Risk Fund II partially terminated $3,670,000 in notional balance of a forward-starting swap agreement and in connection with the termination of the swap, recognized a realized gain of approximately $45,000 which is included in earnings for the six-month period ended June 30, 2006.

In December 2005, the High Yield Fund II terminated forward-starting swap agreements concurrent with the Fund II REIT's pricing of the 2005-1 CDO. The High Yield Fund II's terminated forward-starting swap agreements had a combined notional balance of $114,396,000 and in connection with the termination of the swaps, the High Yield Fund II recognized a realized loss of approximately $1,652,000. The realized loss in other comprehensive income will be accreted into earnings as an increase to interest expense over the earliest of the expected lives of the CDO. For the six-month period ended June 30, 2006, the High Yield Fund II had reclassified approximately $110,000 of the realized gain held in accumulated other comprehensive income into earnings and another approximately $210,000 will be reclassified into earnings within the next twelve months.

During January 2006, the Fund II REIT and the Diversified Risk Fund II contributed 105 CMBS certificates with an approximate fair value of $340,000,000 to 2005-1 Rescuritization, for deposit with the 2005-1 Trust. The 2005-1 Trust resecuritized the pooled certificates and issued $262,600,000 in face amount of notes of Class A through F, including a premium on the issuance of the debt of approximately $105,000, with fixed

                    ARCap Investors, L.L.C. and Subsidiaries

6. Long-Term Debt (continued)

rate coupons ranging from 5.45% to 6.69%. The Class A through F notes mature in increments from August 2015 through December 2015. The notes are secured by the 105 CMBS certificates, which have a carrying value of approximately $331,122,000 at June 30, 2006. Accrued interest payable at June 30, 2006, was approximately $1,244,000.

The Fund II REIT and the Diversified Risk Fund II capitalized approximately $5,887,000 of deferred borrowing costs related to the issuance of the 2005-1 CDO. Both the premium on debt issuance and the capitalized deferred borrowing costs are being amortized to interest expense over the earliest of the expected lives of the debt, which is ten years (through August 2015). Amortization of these amounts totaled approximately $386,000 for the six-month period ended June 30, 2006.

In February 2004, the High Yield Fund entered into an amortizing forward-starting swap as a cash flow hedge (the CDO swap) to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund REIT's debt issuance. The 4.1625% fixed rate swap had a notional amount of approximately $108,182,000 and a maturity date of April 1, 2015. The CDO swap was terminated April 16, 2004, concurrent with the pricing of the 2004-1 CDO. In connection with the termination of the CDO swap, the High Yield Fund recognized a gain of $2,450,000 in other comprehensive income, which is being accreted into earnings as a reduction of interest expense over the life of the 2004-1 CDO. For the six-month periods ended June 30, 2006 and June 30, 2005, the High Yield Fund had reclassified approximately $186,000 and $197,000, respectively, of the realized gain held in accumulated other comprehensive income into earnings and another approximately $357,000 will be reclassified into earnings within the next twelve months.

During April 2004, the Fund REIT contributed 66 CMBS certificates with an approximate fair value of $226,000,000 to its subsidiary, 2004-1 Resecuritization, for deposit with the 2004-1 Trust. The 2004-1 Trust resecuritized the pooled certificates and issued $185,000,000 in notes of Class A through G with fixed rate coupons ranging from 4.73% to 7.61%. The Class A through G notes mature in increments from June 2011 through December 2015. ARCap REIT held $10,000,000 of Class G notes with a fixed rate coupon of 7.61% as a security, which previously had been eliminated in consolidation. This bond was contributed to the 2006-RR7 Re-REMIC transaction (see Note 9) in May 2006. The notes are collateralized by securities which had a carrying value of approximately $194,774,000 at June 30, 2006. Accrued interest payable at June 30, 2006, was approximately $867,000.

                    ARCap Investors, L.L.C. and Subsidiaries

6. Long-Term Debt (continued)

The High Yield Fund capitalized approximately $4,406,000 of deferred borrowing costs related to the issuance of the 2004-1 CDO. The costs are being amortized over the earliest of the expected lives of the debt, which is seven years (through June 2011). The High Yield Fund amortized approximately $337,000 and $358,000, respectively, of the costs for the six-month periods ended June 30, 2006 and June 30, 2005. Total accumulated amortization of deferred borrowing costs at June 30, 2006, was approximately $1,539,000.

During August 2003, the Fund REIT contributed 64 CMBS certificates with an approximate fair value of $260,000,000 to its subsidiary, 2003-1 Resecuritization, for deposit with the 2003-1 Trust. The 2003-1 Trust resecuritized the pooled certificates and issued $220,800,000 in notes of Class A through G with fixed rate coupons ranging from 4.97% to 8.74%. The Class A through G notes mature in increments from September 2011 through March 2013. ARCap REIT held $40,000,000 of the Class G notes with a fixed rate coupon of 8.74%. The Class G notes held by ARCap REIT previously had been eliminated in consolidation. This bond was contributed to the 2006-RR7 Re-REMIC transaction (see Note 9) in May 2006. The notes are collateralized by securities which had a carrying value of approximately $220,746,000 at June 30, 2006. Accrued interest payable at June 30, 2006, was approximately $1,201,000.

The High Yield Fund capitalized approximately $4,800,000 of deferred borrowing costs related to the issuance of the 2003-1 CDO. The costs are being amortized over the earliest of the expected lives of the debt, which is eight years (through September 2011). The High Yield Fund amortized approximately $323,000 and $346,000, respectively, of the costs for the six-month periods ended June 30, 2006 and June 30, 2005. Total accumulated amortization of deferred borrowing costs at June 30, 2006, was approximately $1,988,000.

7. Repurchase Agreements

AFC has entered into short-term repurchase agreements with Bear, Stearns International Limited (BSIL) and Bear, Stearns Funding, Inc. (BSFI) to finance a portion of its asset purchases. ARCap REIT and the Fund II REIT have each entered into short-term repurchase agreements with Bear, Stearns & Co. Inc.
(Bear) to finance a portion of their CMBS purchases. ARCap REIT, the Diversified Risk Fund II, the Fund II REIT, the Diversified Risk Fund, and the Fund REIT have each entered into a credit facility with Liquid Funding, Ltd.
(LFL), an affiliate of Bear, to finance a portion of their CMBS

                    ARCap Investors, L.L.C. and Subsidiaries

7. Repurchase Agreements (continued)

purchases through both short-term variable rate and long-term fixed rate repurchase agreements. ARCap REIT, the Diversified Risk Fund II, and the Fund II REIT have also entered into short-term repurchase agreements with MSMC to finance a portion of their CMBS purchases.

At June 30, 2006, the Diversified Risk Fund II had short-term variable rate repurchase agreements outstanding with LFL of $13,851,000, with an interest rate of 5.90% and a maturity of 31 days. The balance was collateralized by CMBS investments with a fair value of approximately $21,278,000 at June 30, 2006.

Accrued interest payable for the Diversified Risk Fund II under the LFL facility at June 30, 2006, was approximately $2,000.

At June 30, 2006, the Diversified Risk Fund II had no obligations under its facility with MSMC.

At June 30, 2006, the Fund II REIT had short-term variable rate repurchase agreements outstanding with Bear of $3,105,000 with an interest rate of 5.313% which is re-priced daily. The short-term repurchase agreements were collateralized by a portion of the Company's portfolio of CMBS with a fair value of approximately $7,295,000 at June 30, 2006.

The Fund II REIT's accrued interest payable under the Bear facility at June 30, 2006, was approximately $28,000.

At June 30, 2006, the Fund II REIT had short-term variable rate repurchase agreements outstanding with LFL of $59,344,500 with an average interest rate of 6.105% and a maturity of 31 days. The balance was collateralized by CMBS investments with a fair value of approximately $94,927,000 at June 30, 2006.

Accrued interest payable for the Fund II REIT under the LFL facility at June 30, 2006, was approximately $10,000.

The High Yield Fund II and the Diversified Risk Fund II have guaranteed the Fund II REIT's performance under its master repurchase agreement with MSMC. At June 30, 2006, the Fund II REIT had short-term variable rate repurchase agreements outstanding with MSMC of approximately $57,539,000 with an average interest rate of 6.100% and a

                    ARCap Investors, L.L.C. and Subsidiaries

7. Repurchase Agreements (continued)

maturity of 31 days. The balance was collateralized by resecuritization certificates with a fair value of approximately $81,816,000 at June 30, 2006.

Accrued interest payable for the Fund II REIT under the MSMC facility at June 30, 2006, was approximately $39,000.

The Diversified Risk Fund capitalized approximately $228,000 of deferred borrowing costs related to the issuance of the long-term repurchase agreement with LFL. The Diversified Risk Fund amortized approximately $24,000 and $15,000, respectively, of deferred costs for the six-month periods ended June 30, 2005 and June 30, 2006.

In May 2006, concurrent with the 2006-RR7 re-REMIC transaction (see Note 9), the Diversified Risk Fund paid down all remaining balances under the LFL facility. In connection therewith, the Diversified Risk Fund paid $317,000 in exit fees which were charged to earnings as a loss on early extinguishment of debt. The Diversified Risk Fund charged the remaining unamortized balance of deferred borrowing costs of approximately $93,000 as an additional loss on early extinguishment of debt in connection with the transaction.

At June 30, 2006, the Fund REIT had no obligations under its facility with LFL.

ARCap REIT had short-term repurchase agreements outstanding with Bear of approximately $62,000 with an interest rate of 5.00%, which is re-priced daily. The balance was collateralized by a portion of the Company's CMBS investments with a fair value of approximately $3,668,000 at June 30, 2006.

At June 30, 2006, ARCap REIT had no obligations under its facilities with LFL or MSMC.

At June 30, 2006, AFC had short-term variable rate repurchase agreements outstanding with BSIL of $20,689,000 with an interest rate of 6.35% and a maturity of 31 days. The balance was collateralized by a loan with a fair value of approximately $30,000,000 at June 30, 2006.

Accrued interest payable for AFC under the BSIL facility at June 30, 2006, was approximately $4,000.

                    ARCap Investors, L.L.C. and Subsidiaries

7. Repurchase Agreements (continued)

At June 30, 2006, AFC had short-term variable rate repurchase agreements outstanding with BSFI of $3,053,000 with an interest rate of 6.10% and a maturity of 31 days. The balance was collateralized by a loan with a fair value of approximately $4,200,000 at June 30, 2006.

Accrued interest payable for AFC under the BSFI facility at June 30, 2006, was approximately $1,000.

8. Income Taxes Payable

No provision for income taxes have been recorded during the six-month period ended June 30, 2006 related to the operations of ASI, as the Company does not expect to generate taxable income. For the six-month period ended June 30, 2005 the Company recorded a provision of approximately $1,019,000 related to the operations of ASI using the federal statutory rate of 35% times one half of the expected 2005 taxable income.

There are no significant differences between book income and taxable income related to ASI's operations.

9. 2006-RR7 Re-REMIC Transaction

In May 2006, the Fund REIT, the Diversified Risk Fund, and ARCap REIT jointly contributed 32 CMBS investment securities and 10 retained CDO certificates, with an approximate fair value of $340,619,000 to the Fund REIT's subsidiary, 2006-RR7, which, in turn, sold the bonds to a separate trust, ARCap 2006-RR7 Resecuritization Trust (the 2006-RR7 Trust). The 2006-RR7 Trust resecuritized the pooled certificates and issued $305,084,000 in face value of certificates to third-party investors for gross proceeds of $306,765,354. An additional $103,613,000 in face value of certificates were issued to the Fund II REIT for gross proceeds of $83,241,089. The proceeds, together with the remaining unsold certificates with a face value of approximately $358,810,000 and an interest-only certificate with a notional amount of approximately $767,507,000 (the remaining unsold certificates and the interest-only certificate together comprise the Retained Resecuritization Certificates), were transferred to 2006-RR7. The proceeds and the Retained Resecuritization Certificates were then allocated among the Fund REIT, the Diversified Risk Fund, and ARCap REIT based upon the relative value of the collateral contributed by each entity.

                    ARCap Investors, L.L.C. and Subsidiaries

9. 2006-RR7 Re-REMIC Transaction (continued)

The transaction was accounted for in accordance with Statement of Financial Accounting Standards No. 140, Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS 140), and, accordingly, the Company recognized a partial gain based on a portion of the consideration received, which consisted of (i) cash proceeds of approximately $305,341,000; (ii) the fair value of the Retained Resecuritization Certificates, and (iii) a servicing asset which has a carrying value of $1,104,271, net of $10,442 of amortization as of June 30, 2006, which is included in other assets in the accompanying consolidated balance sheet.

Separately, the Company received approximately $69,269,000 in consideration for $40,000,000 of the face amount of the Class G bond from the 2003-1 Trust and $28,000,000 of the face amount of the Class G bond from the 2004-1 Trust, which has been accounted for as a financing in accordance with SFAS 140. The premium of $1,954,000 will be amortized to earnings as a reduction of interest expense using the effective interest method over the life of the debt.

In order to hedge the gross proceeds to be received from the 2006-RR7 re-REMIC transaction, the Company entered into a 5.4225% forward-starting swap with a notional amount of $369,000,000, with a scheduled maturity date of October 21, 2013. The forward-starting swap was terminated on April 24, 2006 and the resulting gain of $180,000 was recorded in earnings for the six-month period ended June 30, 2006.

A summary of the gain in connection with the 2006-RR7 re-REMIC transaction was as follows:

         Proceeds from sale of investment securities            $  237,496,057
         Cost of sales                                             (15,396,531)
         Relative book value of investment securities sold        (164,631,254)
                                                               -----------------
         Gain on 2006-RR7 re-REMIC transaction                  $   57,468,272
                                                               =================

In connection with the 2006-RR7 re-REMIC transaction, approximately $22,775,000 of unrealized gains on available-for-sale investment securities in other comprehensive income were reversed into earnings as a realized gain on CMBS and resecuritization certificates and approximately $2,722,000 of unrealized gains on trading investment securities were reversed into realized gain on CMBS and resecuritization certificates.

The Retained Resecuritization Certificates had a fair market value as of June 30, 2006 of $90,844,808.

                    ARCap Investors, L.L.C. and Subsidiaries

10. Gain (loss) on Investment Securities, Net

The composition of the Company's gain (loss) on investment securities, net for the six-month periods ended June 30, 2006 and June 30, 2005, was as follows:

                                                                     Six-Month          Six-Month
                                                                   Period ended        Period ended
                                                                   June 30, 2006      June 30, 2005
                                                                  ----------------------------------

Unrealized gain (loss) - borrowed investment securities            $      89,293   $      (96,398)
Unrealized gain (loss) - interest rate swap                              799,850         (450,467)
Unrealized gain (loss) - portion of the CDO swap not
   qualifying for "hedge accounting"                                   3,370,108       (3,754,778)
Unrealized gain (loss) - CMBS                                         15,323,390       (4,809,960)
Realized gain - CMBS, net                                             40,687,365                -
Realized gain - 2006-RR7 re-REMIC transaction                         57,468,272                -
Realized gain - borrowed investment securities, net                      107,792                -
Realized gain - portion of the CDO swap not qualifying
   for "hedge accounting"                                                224,500                -
Realized loss - "other than temporary" losses on
   available-for-sale CMBS                                                     -       (5,939,035)
                                                                  ----------------------------------
Gain (loss) on investment securities, net                          $ 118,070,570   $  (15,050,638)
                                                                  ==================================

11. Operating Leases

The Company leases its office space and certain equipment under operating leases that expire between July 2006 and June 2016. The office lease provides for an annual basic rental of approximately $470,000 during the lease term. Lease expense for the six-month periods ended June 30, 2006 and June 30, 2005, was approximately $587,000 and $346,000, respectively.

                    ARCap Investors, L.L.C. and Subsidiaries

11. Operating Leases (continued)

Future minimum lease payments under these leases are as follows:

         July 1, 2006 through December 31, 2006             $      572,000
         2007                                                      876,000
         2008                                                      748,000
         2009                                                      701,000
         2010                                                      677,000
         Thereafter                                              2,639,000
                                                           -----------------
         Total                                              $    6,213,000
                                                           =================

12. Other Comprehensive Income (Loss)

The composition of the Company's other comprehensive income (loss), net of minority interest, as of June 30, 2006, and for the six-month periods ended June 30, 2006 and June 30, 2005, was as follows:


                                           Six-Month      Six-Month      Cumulative
                                          Period ended   Period ended   Balance as of
                                         June 30, 2006  June 30, 2005  June 30, 2006
                                        ----------------------------------------------

Unrealized gain on available-for-sale
   securities                             $28,946,846   $  1,605,806   $ 85,490,920
Unrealized gain (loss) on swap liability
                                              107,706       (125,619)        99,738
Amortization of realized loss on
   hedging instrument - swaps, net              4,308              -        (60,530)
Amortization of realized gain on
   hedging instrument - swap, net             (42,309)       (44,695)       364,988
                                        ----------------------------------------------
Other comprehensive income                $29,016,551   $  1,435,492   $ 85,895,116
                                        ==============================================

                    ARCap Investors, L.L.C. and Subsidiaries

13. Investment in ARCap Real Estate Special Situations Mortgage Fund, L.L.C.

Summarized financial information for ARESS as of and for the period from May 10, 2006 (inception) through June 30, 2006, was as follows:

                                                        June 30, 2006
                                                     -------------------

        Summarized Balance Sheet Information
        Notes receivable                               $   10,498,500
        Cash and cash equivalents                           4,136,892
        Other assets                                          490,633
                                                     -------------------
        Total assets                                   $   15,126,025
                                                     ===================

        Repurchase agreements                          $    8,396,800
        Other liabilities                                      79,740
        Due to affiliates                                     195,103
        Members' equity                                     6,454,382
                                                     -------------------
        Total liabilities and members' equity          $   15,126,025
                                                     ===================

                                                         Period from May
                                                      10, 2006 (inception)
                                                          through June
                                                            30, 2006
                                                     --------------------

Summarized Statements of Operations
Revenues                                                  $ 66,514
Interest expense                                           (41,099)
General and administrative expense                          (6,849)
                                                     ---------------------
Net income                                                $ 18,566
                                                     =====================

ARCap REIT's income allocation from its investment in ARESS is based on ARESS's taxable income and totaled $30,006 for the period from May 10, 2006 (inception) through June 30, 2006.

                    ARCap Investors, L.L.C. and Subsidiaries

14. Transactions with Affiliates and Related Parties

At times, the Company purchases investment securities at fair value from members of the Company or their affiliates. These purchases represent transactions that are in the normal course of business of the Company and the members. During the six-month period ended June 30, 2006, the Fund II REIT purchased resecuritization certificates with face of $103,613,000 at a purchase price of approximately $83,241,000 as part of the 2006-RR7 re-REMIC transaction.

The Company has loaned approximately $231,000 to a key executive for funding of tax liabilities associated with units granted under an incentive compensation arrangement. As of June 30, 2006, there was approximately $39,000 outstanding. The loan bears interest at a rate of 7% per annum, and payment is due quarterly on the distribution date for the Common Units. Payment is due only to the extent that the quarterly distribution is sufficient to pay them. The loan becomes due upon termination of the executive's employment with the Company, and recourse is limited to the Common Units securing the loans.

As of June 30, 2006, the Company has loaned approximately $2,367,000 to key executives for funding of their member contributions to AFI. These loans bear an interest rate of 4% per annum. Payments of accrued interest are due quarterly on the earlier of the date of operating cash flow distributions made by AFI or the 30th day after the close of each calendar quarter. Payments of principal are due and payable in (i) an amount equal to 35% of all operating cash flow distributions made by AFI to the borrower on account of a quarter less accrued interest for such quarter to the extent such amount is greater than zero, and
(ii) an amount equal to 100% of all permanent financing proceeds distributions received. The loans become due upon the earlier of the dissolution of AFI or June 30, 2016, and the loans are full-recourse to the borrowers.

15. Employee Benefits

The Company holds a contributory defined contribution 401(k) plan that covers substantially all full-time employees. The Company matches participant contributions up to 5% of each participant's total compensation. Matching contributions totaled approximately $328,000 and $179,000, respectively, for the six-month periods ended June 30, 2006 and June 30, 2005.

The Company has a deferred compensation plan for key employees and eligible directors. The Board of Managers originally approved the availability of approximately 690,000

                    ARCap Investors, L.L.C. and Subsidiaries

15. Employee Benefits (continued)

phantom appreciation units and approximately 296,000 phantom grant units for awards to employees, all of which have been granted. Effective January 1, 2004, the Board of Managers approved the availability of an additional 280,000 phantom appreciation units and 120,000 phantom grant units under a second deferred compensation plan, of which 105,657 phantom appreciation units and 63,029 phantom grant units have been awarded as of June 30, 2006.

All of the phantom grant units which have been awarded are vested. Once vested, employees are entitled to receive additional compensation in an amount equal to the per Unit amount distributed on account of the Common Units times the number of grant units vested in the employee. The employee is entitled to compensation regardless of whether the distribution to the holders of Common Units is an ordinary distribution or an extraordinary distribution. Thus, if the Company is sold or liquidated, the employee would be entitled to share in the proceeds of the sale or liquidation on the same basis as the holders of Common Units with respect to vested grant units. For the six-month periods ended June 30, 2006 and June 30, 2005, the Company expensed approximately $708,000 and $523,000, respectively, related to the vested grant units.

All of the phantom appreciation units which have been awarded are also vested. Once vested, employees begin to "earn" the right to receive compensation on account of each vested appreciation unit by being credited with an amount equal to the per Unit distributions made to holders of Common Units until the amount credited equals the Initial Value (i.e., the price at which a vested employee could obtain the appreciation unit) established by the Compensation Committee. Vested employees are entitled to compensation on account of each vested appreciation unit in an amount equal to the per Unit distributions made to holders of Common Units only after they have "earned" credits equal to the Initial Value. In the event of a liquidation or sale, employees with vested appreciation units are entitled to compensation in an amount equal to the per Unit proceeds in excess of the Initial Value plus the credits which have been earned.

The Company has adopted a Fund I incentive compensation plan (the Fund I promote plan) for participating employees, under which participants are entitled to share in a portion of the High Yield Fund and the Diversified Risk Fund promotes received by ARCap REIT. The Board of Managers approved the availability of 40,000 units for awards to employees of which 19,955 units have been awarded as of June 30, 2006. The units are vested upon issuance.

                    ARCap Investors, L.L.C. and Subsidiaries

15. Employee Benefits (continued)

In May 2006, the Company paid approximately $9,071,000 to participants pursuant to the Fund I promote plan.

The Company has also adopted a Fund II incentive compensation plan (the Fund II promote plan) for participating employees, under which participants are entitled to share in a portion of the High Yield Fund II and the Diversified Risk Fund II promotes received by ARCap REIT. The Board of Managers approved the availability of 100,000 units for awards to employees, of which 19,955 units have been awarded as of June 30, 2006. The units are vested upon issuance.

The Company accrues the estimated value of deferred compensation under these plans over the service period, which ends when the units are fully vested. Subsequent to the final vesting date, changes in the estimated amount of deferred compensation will be recorded as an increase or decrease to earnings in the period in which such change occurs. For the six-month periods ended June 30, 2006 and June 30, 2005, the Company expensed approximately $20,443,000 and $992,000, respectively, of deferred compensation expense.